UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to § 240.14a-12.

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

RiverNorth Specialty Finance Corporation

RiverNorth Opportunistic Municipal Income Fund, Inc.

Rivernorth managed duration municipal income fund, inc.

Rivernorth Flexible municipal income fund, inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

RIVERNORTH SPECIALTY FINANCE CORPORATION

RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC.

RIVERNORTH MANAGED DURATION MUNICIPAL INCOME FUND, INC.

RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND, INC.

444 W Lake Street

Suite 1700

Chicago, Illinois 60606

NOTICE OF Annual MEETING OF stockholders

To be held August [27], 2021

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (“OPP”), RiverNorth Specialty Finance Corporation (“RSF”), RiverNorth Opportunistic Municipal Income Fund, Inc. (“RMI”), RiverNorth Managed Duration Municipal Income Fund, Inc. (“RMM”), RiverNorth Flexible Municipal Income Fund, Inc. (“RFM” and, together with OPP, RSF, RMI and RMM, the “Funds”) each a Maryland corporation, will host a combined Annual Meeting of Stockholders on August [27], 2021 at the offices of RiverNorth Capital Management, LLC, 444 W Lake Street, Suite 1700, Chicago, Illinois 60606, at [10:00 a.m. Central Time] (the “Annual Meeting” or “Meeting”). The Annual Meeting is being held so that stockholders can consider the following proposals:

1.	To elect Directors to the Board of Directors (each a “Board”) of each Fund as outlined below:

a.	For OPP:
‒	to elect one (1) Class I Director by all stockholders, voting together.
‒	to elect one (1) Class I Director by Preferred Shares only.
b.	For RSF:
‒	to elect one (1) Class I Director by all stockholders, voting together.
‒	to elect one (1) Class I Director by Preferred Shares only.
c.	For RMI, to elect two (2) Class I Directors.
d.	For RMM, to elect two (2) Class I Directors.
e.	For RFM, to elect two (2) Class I Directors.

2.	With respect to OPP, a proposal made pursuant to its Articles of Amendment and Restatement (the “Charter”) to convert the Fund from a closed-end investment company to an open-end investment company.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THE BOARD of directors of each fund UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR PROPOSAL 1, to elect the nominated directors of each fund.

THE board of directors of Opp unanimously recommends that you vote AGainst proposal 2, to convert the Fund from a closed-end investment company to an open-end investment company.

Stockholders of record of each Fund at the close of business on June [30], 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. The Notice of the Annual Meeting of Stockholders, proxy statement and proxy card is being mailed on or about July [ ], 2021 to such stockholders of record.

By Order of the Boards of Directors,

Marc L. Collings
Secretary and Chief Compliance Officer of each Fund

[ ], 2021

YOUR VOTE IS IMPORTANT

You can vote easily and quickly over the Internet, by toll-free telephone call, or by mail. Just follow the simple instructions that appear on your proxy card. Please help the Funds reduce the need to conduct telephone solicitation and/or follow-up mailings by voting today.

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

RIVERNORTH SPECIALTY FINANCE CORPORATION

RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC.

RIVERNORTH MANAGED DURATION MUNICIPAL INCOME FUND, INC.

RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND, INC.

[ ], 2021

To the Stockholders of the Above Funds,

Thank you for your investment in the Funds. You are invited to attend a joint annual meeting of stockholders (the “Annual Meeting” or “Meeting”) of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (“OPP”), RiverNorth Specialty Finance Corporation (“RSF”), RiverNorth Opportunistic Municipal Income Fund, Inc. (“RMI”), RiverNorth Managed Duration Municipal Income Fund, Inc. (“RMM”), RiverNorth Flexible Municipal Income Fund, Inc. (“RFM” and, together with OPP, RSF, RMI and RMM, the “Funds,”). The Meeting will occur on August [27], 2021 at the offices of the Funds’ investment adviser, RiverNorth Capital Management, LLC, 444 W Lake Street, Suite 1700, Chicago, Illinois 60606 (“RiverNorth” or the “Adviser”). The Annual Meeting will be held at [10:00 a.m. (Central Time)]. Formal notice of the Meeting and the Joint Proxy Statement for the Meeting follows this letter.

At the Meeting, you are being asked to vote on the following matters and to transact such other business, if any, as may properly come before the meeting:

1.	The election of Directors to the Board of Directors (each a “Board”) of each Fund as outlined below:

a.	For OPP:
‒	to elect one (1) Class I Director by all stockholders, voting together.
‒	to elect one (1) Class I Director by Preferred Shares only.
b.	For RSF:
‒	to elect one (1) Class I Director by all stockholders, voting together.
‒	to elect one (1) Class I Director by Preferred Shares only.
c.	For RMI, to elect two (2) Class I Directors.
d.	For RMM, to elect two (2) Class I Directors.
e.	For RFM, to elect two (2) Class I Directors.

2.	With respect to OPP, a proposal made pursuant to its Articles of Amendment and Restatement (the “Charter”) to convert the Fund from a closed-end investment company to an open-end investment company.

The Board recommends that you vote FOR Proposal 1, electing each Fund’s nominated Directors; and AGAINST Proposal 2, rejecting the conversion of OPP to an open-end investment company.

I encourage you to exercise your rights in governing the Funds by voting on the proposals. Your vote is important.

Whether or not you expect to attend the Meeting, it is important that your shares be represented. Your immediate response will help reduce the need for the Fund to conduct additional proxy solicitations. Please review the proxy statement and then vote by Internet, telephone or mail as soon as possible. If you vote by mail, please sign and return all of the proxy cards included in this package. If you have any questions regarding the proposals or the voting process, please call [ ] toll-free at [ ].

In light of the COVID-19 pandemic, the Funds are urging all stockholders to take advantage of voting by mail, by telephone or through the Internet. Additionally, while the Meeting is anticipated to occur as-planned, there is a possibility that, due to the COVID-19 pandemic, the Meeting may be postponed or the location or approach may need to be changed, including the possibility of holding the Meeting via remote communications for the health and safety of all Meeting participants. Should this occur, the Funds will publicly announce the decision to do so in advance and will provide details on how stockholders may participate in the alternative meeting. Any announcement will also be posted to the Funds' website, www.rivernorth.com, following release. If you plan to attend the Meeting in person, please note that the Meeting will be held in accordance with any recommended and required social distancing and safety guidelines, as applicable.

Sincerely,

Marcus L. Collins
Secretary and Chief Compliance Officer of each Fund

SUMMARY OF IMPORTANT INFORMATION CONTAINED
IN THIS PROXY STATEMENT

Q.	Why am I receiving this proxy statement?

A.	You are being asked to vote on two important matters affecting the Funds, as follows:

(1) The election of Directors to the Board of each Fund as outlined below:

For OPP:

‒	to elect one (1) Class I Director by all stockholders, voting together.
‒	to elect one (1) Class I Director by Preferred Shares only.

For RSF:

‒	to elect one (1) Class I Director by all stockholders, voting together.
‒	to elect one (1) Class I Director by Preferred Shares only.

For RMI, to elect two (2) Class I Directors.

For RMM, to elect two (2) Class I Directors.

For RFM, to elect two (2) Class I Directors.

(2) With respect to OPP, a proposal made pursuant to its Charter to convert the Fund from a closed-end investment company to an open-end investment company.

Proposal 1: Election of the Board of Directors of each Fund

Q.	Why am I being asked to vote?

A.	Each Fund is required to hold an annual meeting of stockholders for the election of members of the Board. Each Fund’s Board is divided into three classes, each class having a term of three years. Each year, the term of office for one class will expire. For each Fund, the Class I Directors’ terms are up for election. John K. Carter and John S. Oakes have been designated as nominees for re-election as Class I Directors of each Fund. More information about the Directors is available in the Joint Proxy Statement.

Q.	Who can vote on this proposal?

A.	Stockholders of record at the close of business on June [30], 2021 of each Fund are able to vote on Proposal 1.

For RSF and OPP only, Class I Director, John K. Carter, is to be elected by record holders of both common shares and preferred shares, voting together as a single class. However, Class I Director, John S. Oakes, is to be elected by holders of RSF’s and OPP’s preferred shares only.

Q.	How many of the proposed individuals will be Independent Directors if re-elected?

A.	Class I Directors John K. Carter and John S. Oakes are currently Independent Directors and will remain Independent Directors if re-elected by stockholders.

Q.	When will the proposed individuals take office?

A.	Class I Directors John K. Carter and John S. Oakes are currently Directors and are expected to continue serving on each Fund’s Board following relection at the Annual Meeting.

Q.	What stockholder vote is required for the election of Directors to the Board of each Fund?

A.	For each Fund, the affirmative vote of a plurality of the votes cast at the Annual Meeting will be required to elect the specified nominees as Directors of that Fund, provided a quorum is present. Abstentions and broker non-votes will have no effect on the approval of the proposal to elect Directors.

Q.	How does the Board recommend that I vote?

A.	The Board recommends that you vote FOR the proposal for the election of the Directors to the Board of each Fund as outlined in the Joint Proxy Statement.

Proposal 2: With respect to OPP, a proposal made pursuant to its Charter to convert the Fund from a closed-end investment company to an open-end investment company.

Q.	What is this proposal?

A.	OPP’s stockholders are being asked to consider whether to convert the Fund from a closed-end fund to an open-end investment company.

Q.	Why is this proposal being submitted to stockholders?

A.	The Fund has operated as a closed-end management investment company (commonly referred to as a “closed-end fund”) since its inception in 2016. The Fund’s Charter requires that in the calendar year 2021, the Board call a meeting of stockholders for the purposes of voting to determine whether the Fund should be converted to an open-end fund.

Q.	How does the Board recommend that I vote?

A.	The Directors of OPP believe the continued operation of the Fund as a closed-end fund is in the best interest of the Fund’s stockholders. The Board recommends that you vote AGAINST the proposal to convert the Fund from a closed-end investment company to an open-end investment company.

Q.	Why does the Board recommend that I vote against the proposal?

A.	The Board believes that the Fund has been successful in its current closed-end fund structure and that any benefits that stockholders might receive from changing the structure would be significantly outweighed by the negatives of operating as and converting to an open-end fund. At a meeting held on May 12, 2021, the Board considered information concerning a number of factors relevant to Proposal 2, including the anticipated effects on OPP of a conversion to an open-end fund, the legal, operational and practical differences between closed-end and open-end investment companies, OPP’s performance as a closed-end fund and the historical relationship between the market price of the Fund’s shares and its net asset value per share. More information about the Board’s considerations is available in the Joint Proxy Statement.

Q.	What effect would approval of this proposal have on OPP?

A.	If the Fund converts to an open-end fund, the Fund’s shares would become redeemable directly by the Fund at NAV and would not trade on any exchange. In addition, there would be significant effects on the Fund’s operations and portfolio management, which are discussed in detail in the Joint Proxy Statement.

Q.	What other approvals or actions would be authorized by this proposal?

A.	In order to address the organizational changes necessitated by converting from a closed-end fund to an open-end fund, approval of this proposal would also authorize the Directors to make such amendments to OPP’s Charter and such other changes as they may deem necessary or appropriate, which may require additional stockholder approval.

Q.	Who can vote on this proposal?

A.	Common and preferred stockholders of OPP of record on June [30], 2021 of the Fund are able to vote on Proposal 2.

Q.	What stockholder vote is required to approve the Proposal 2?

A.	Approval of the proposal to convert the Fund from a closed-end investment company to an open-end investment company will require the affirmative vote of the holders of record of the majority of the outstanding shares entitled to vote at the Meeting.

General

Q.	I have only a few shares — does my vote matter?

A.	Your vote is important. If many stockholders choose not to vote, the Funds might not receive enough votes to reach a quorum to hold the Meeting. If it appears that there will not be a quorum, the Funds would have to send additional mailings or otherwise solicit stockholders to try to obtain more votes.

Q.	What is the deadline for submitting my vote?

A.	We encourage you to vote as soon as possible to make sure that the Funds receive enough votes to act on the proposals. Unless you attend the Meeting to vote in person, your vote (cast by Internet, telephone or paper proxy cards as described below) must be received by the Funds for the Annual Meeting by [10:00 a.m. Central Time].

Q.	Who is eligible to vote?

A.

Stockholders of record at the close of business on June [30], 2021 of each Fund are able to vote on Proposal 1. For RSF and OPP only, Class I Director, John K. Carter, is to be elected by record holders of both common shares and preferred shares, voting together as a single class. However, Class I Director, John S. Oakes, is to be elected by holders of RSF’s and OPP’s preferred shares only.

Common and preferred stockholders of OPP of record on June [30], 2021 of the Fund are able to vote on Proposal 2.

Q.	How can I vote?

A.	You may vote in any of four ways:

o	Through the Internet. Please follow the instructions on your proxy cards.

o	By telephone, with a toll-free call to the phone number indicated on the proxy cards.

o	By mailing in your proxy cards.

o	In person at the Meeting at the offices of the RiverNorth Capital Management, LLC on August [27], 2021.

We encourage you to vote via the Internet or telephone using the control number on your proxy cards and following the simple instructions because these methods result in the most efficient means of transmitting your vote and reduce the need for the Funds to conduct telephone solicitations and/or follow up mailings. If you would like to change your previous vote, you may vote again using any of the methods described above.

Q.	Who should I call if I have questions?

A.	If you have any questions regarding the proposals or the voting process, please call [ ] toll-free at [ ].

Q.	How should I sign the proxy cards?

A.	You should sign your name exactly as it appears on the proxy cards. Unless you have instructed us otherwise, either owner of a joint account may sign the cards, but again, the owner must sign the name exactly as it appears on the cards. The proxy cards for accounts of which the signer is not the owner should be signed in a way that indicates the signer’s authority—for example, “Mary Smith, Custodian.”

Q.	Will the Funds pay for the proxy solicitation and related legal costs?

A.	The expenses incurred in connection with preparing the Joint Proxy Statement and its enclosures will be paid by the Funds.

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

RIVERNORTH SPECIALTY FINANCE CORPORATION

RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC.

RIVERNORTH MANAGED DURATION MUNICIPAL INCOME FUND, INC.

RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND, INC.

444 W. Lake Street, Suite 1700

Chicago, Illinois 60606

JOINT PROXY STATEMENT

ANNUAL MEETING OF Stockholders

to held on August [27], 2021 at [10:00 a.m. Central Time]

Introduction

This Joint Proxy Statement is furnished in connection with the solicitation of proxies by the Boards of Directors (each a “Board” and collectively, the “Boards”) of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (“OPP”), RiverNorth Specialty Finance Corporation (“RSF”), RiverNorth Opportunistic Municipal Income Fund, Inc. (“RMI”), RiverNorth Managed Duration Municipal Income Fund, Inc. (“RMM”) and RiverNorth Flexible Municipal Income Fund, Inc. (“RFM”) (each a “Fund” and collectively, the “Funds”), each a Maryland corporation, for use at the Annual Meeting of Stockholders of each Fund (the “Annual Meeting” or “Meeting”) to be held on August [27], 2021, at [10:00 a.m. Central Time], at the offices of RiverNorth Capital Management, LLC, each Fund’s investment adviser (“RiverNorth” or the “Adviser”), 444 W Lake Street, Suite 1700, Chicago, Illinois 60606, and at any adjournments or postponements thereof. The following table identifies the proposals set forth in this proxy statement.

Proposal Number	Proposal Description
1

To elect Directors to the Board of Directors (each a “Board”) of each Fund as outlined below:

a.       For OPP:

a.       to elect one (1) Class I Director by all stockholders, voting together.

b.       to elect one (1) Class I Director by Preferred Shares only.

b.       For RSF:

a.       to elect one (1) Class I Director by all stockholders, voting together.

b.       to elect one (1) Class I Director by Preferred Shares only.

c.       For RMI, to elect two (2) Class I Directors.

d.       For RMM, to elect two (2) Class I Directors.

e.       For RFM, to elect two (2) Class I Directors.

2	With respect to OPP, a proposal made pursuant to its Articles of Amendment and Restatement (the “Charter”) to convert the Fund from a closed-end investment company to an open-end investment company.
3	To consider and vote upon such other matters, including adjournments, as may properly come before the Meeting or any adjournments thereof.

The Board recommends that you vote FOR PROPOSAL 1, electing each Fund’s nominated Directors; and AGAINST PROPOSAL 2, rejecting the conversion of OPP to an open-end investment company.

You will find this proxy statement divided into four parts:

Part 1	Provides details on the proposal to elect Directors to the Board of each Fund (see page 3).
Part 2	Provides details on the proposal to amend OPP’s Charter to convert the Fund from a closed-end investment company to an open-end investment company (see page 16).
Part 3	Provides information about ownership of shares of the Funds (see page 23).
Part 4	Provides other information on the Funds, voting, and the Meeting (see page 24).

A Notice of the Annual Meeting of Stockholders and a proxy card accompany this Joint Proxy Statement, which is expected to be first be mailed to stockholders on or about July [ ], 2021. The Boards have determined that the use of this Joint Proxy Statement is in the best interests of each Fund in light of the similar matters being considered and voted on by the stockholders.

The close of business on June [30], 2021 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. RMI, RMM and RFM each have one class of stock: common shares with a par value of $0.0001 per share. OPP and RSF have two classes of stock: common shares with a par value of $0.0001 per share and preferred shares with a par value of $0.0001 per share. Throughout this Joint Proxy Statement, common shares of each Fund will be referred to as “Common Shares,” preferred shares of OPP and RSF will be referred to as “Preferred Shares,” and, unless the context otherwise requires, Common Shares and Preferred Shares will generally be referred to as “Shares.” Stockholders of record on the Record Date are entitled to one vote for each Share the stockholder owns and a pro rata fractional vote for any fractional Share the stockholder owns.

Please read the Joint Proxy Statement before voting on the proposals. If you have any questions regarding the proposals or the voting process, please call [ ] toll-free at [ ].

Important Notice Regarding the Availability of Materials

for the Meeting to be Held on August [27], 2021

The Joint Proxy Statement for the Meeting is available at [ ]

Annual and Semi-Annual Reports. The Funds’ most recent annual and semi-annual reports to stockholders are available, upon request, at no cost. You may view these reports at the Funds’ website at rivernorth.com. You may also request a report by calling toll-free at [(844) 569-4750].

 PART 1

PROPOSAL 1 Election of Directors

_

The proposal relates to the election of certain of the Directors of each Fund, as shown in the table below.

Matter	Common Shares	Preferred Shares
For OPP, election of one (1) Class I Director by all stockholders.	X	X
For OPP, election of one (1) Class I Director by Preferred Shares only	-	X
For RSF, election of one (1) Class I Director by all stockholders.	X	X
For RSF, election of one (1) Class I Director by Preferred Shares only	-	X
For RMI, election of two (2) Class I Directors.	X	N/A
For RMM, election of two (2) Class I Directors.	X	N/A
For RFM, election of two (2) Class I Directors.	X	N/A

(a)	OPP

The Board has, by resolution adopted on October 2, 2020 and October 16, 2020, reclassified from unissued Common Shares and authorized the issuance of Preferred Shares. Stockholders of outstanding Preferred Shares are entitled to vote as a separate class on a one-vote-per-share basis to elect two Directors of OPP at all times. Stockholders of outstanding shares of Common Shares and Preferred Shares, voting together as a single class, shall elect the balance of OPP’s Directors. Under the organizational documents of OPP, its Board is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes of Directors will expire at the first, second and third annual meetings of stockholders, respectively, and, in each case, until their successors are duly elected and qualify, or until a Director sooner dies, retires, resigns or is removed as provided in the governing documents of the Fund. Upon expiration of their initial terms, Directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and at each annual meeting, one class of Directors will be elected by the stockholders.

For OPP, at the Annual Meeting, Class I Director, John K. Carter, is to be elected by holders of Common Shares and Preferred Shares, voting together as a single class, and Class I Director, John S. Oakes, is to be elected by holders of Preferred Shares only, voting as a single class. Class I Directors John K. Carter and John S. Oakes have been designated as nominees for election as Class I Directors for a term expiring at the annual meeting of stockholders in 2024 or until their successors have been duly elected and qualify. Class III Directors Patrick W. Galley and Jerry R. Raio are current and continuing Class III Directors that are each elected by holders of Common Shares and Preferred Shares, voting together as a single class. J. Wayne Hutchens is the current and continuing Class II Director that is elected by holders of Common Shares and Preferred Shares, voting together as a single class. David M. Swanson is the current and continuing Class II Director that is elected by holders of Preferred Shares only.

(b)	RSF

On August 20, 2019, the RSF Board amended (the “Amendment”) the organizational documents of RSF to divide its Board into three classes of Directors serving staggered three year terms. The initial terms of the first, second and third classes of Directors will expire at the annual meeting of stockholders in 2021, 2022 and 2020, respectively, and, in each case until their successors are duly elected and qualify, or until a Director sooner dies, retires, resigns or is removed as provided in the governing documents of the Fund. Upon expiration of their initial terms, Directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and at each annual meeting, one class of Directors will be elected by the stockholders. Prior to the Amendment, each Director served an annual term and at each annual meeting, Directors were elected to serve until the next annual meeting or until their successors were duly elected and qualified.

For RSF, at the Annual Meeting, Class I Director, John K. Carter, is to be elected by holders of Common Shares and Preferred Shares, voting together as a single class, and Class I Director, John S. Oakes, is to be elected by holders of Preferred Shares only, voting as a single class. Class I Directors John K. Carter and John S. Oakes have been designated as nominees for election as Class I Directors for a term expiring at the annual meeting of stockholders in 2024 or until their successors have been duly elected and qualify. Class III Directors Patrick W. Galley and Jerry R. Raio are current and continuing Class III Directors that are each elected by holders of Common Shares and Preferred Shares, voting together as a single class. J. Wayne Hutchens is the current and continuing Class II Director that is elected by holders of Common Shares and Preferred Shares, voting together as a single class. David M. Swanson is the current and continuing Class II Director that is elected by holders of Preferred Shares only.

(c) RMI

Under the organizational documents of RMI, its Board is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes of Directors will expire at the third, first and second annual meetings of stockholders, respectively, and, in each case, until their successors are duly elected and qualify, or until a Director sooner dies, retires, resigns or is removed as provided in the governing documents of the Fund. Upon expiration of their initial terms, Directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and at each annual meeting, one class of Directors will be elected by the stockholders.

For RMI, at the Annual Meeting, two Class I Directors are to be elected by all stockholders. Class I Directors John K. Carter and John S. Oakes have been designated as nominees for election as Class I Directors for a term expiring at the annual meeting of stockholders in 2024 or until their successors have been duly elected and qualify. Directors J. Wayne Hutchens and David M. Swanson (the Class II Directors) and Patrick W. Galley and Jerry R. Raio (the Class III Directors) are current and continuing Directors.

(d) RMM

Under the organizational documents of RMM, its Board is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes of Directors will expire at the second, third and first annual meetings of stockholders, respectively, and, in each case, until their successors are duly elected and qualify, or until a Director sooner dies, retires, resigns or is removed as provided in the governing documents of the Fund. Upon expiration of their initial terms, Directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and at each annual meeting, one class of Directors will be elected by the stockholders.

For RMM, at the Annual Meeting, two Class I Directors are to be elected by all stockholders. Class I Directors John K. Carter and John S. Oakes have been designated as nominees for election as Class I Directors for a term expiring at the annual meeting of stockholders in 2024 or until their successors have been duly elected and qualify. Directors J. Wayne Hutchens and David M. Swanson (the Class II Directors) and Patrick W. Galley and Jerry R. Raio (the Class III Directors) are current and continuing Directors.

(e) RFM

Under the organizational documents of RFM, its Board is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes of Directors will expire at the second, third and first annual meetings of stockholders, respectively, and, in each case, until their successors are duly elected and qualify, or until a Director sooner dies, retires, resigns or is removed as provided in the governing documents of the Fund. Upon expiration of their initial terms, Directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and at each annual meeting, one class of Directors will be elected by the stockholders.

For RFM, at the Annual Meeting, two Class I Directors are to be elected by all stockholders. Class I Directors John K. Carter and John S. Oakes have been designated as nominees for election as Class I Directors for a term expiring at the annual meeting of stockholders in 2024 or until their successors have been duly elected and qualify. Directors J. Wayne Hutchens and David M. Swanson (the Class II Directors) and Patrick W. Galley and Jerry R. Raio (the Class III Directors) are current and continuing Directors.

MANAGEMENT

Management of the Funds

The management of each Fund, including general supervision of the duties performed for each Fund under the investment management agreement between each Fund and the Adviser, is the responsibility of its Boards. There are six Directors of each Fund, two of whom are “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of each Fund (such Directors, the “Interested Directors”) and four of whom are not “interested persons” (as defined in the 1940 Act) of each Fund (such Directors, the “Independent Directors”). The Directors of a Fund set broad policies for that Fund, choose the Fund’s officers and hire the Fund’s investment adviser and sub-adviser (if applicable). The officers of a Fund manage the day-to-day operations and are responsible to each Fund’s Board.

The following is a list of Directors and officers of each Fund and a statement of their present positions, principal occupations during the past five years, the number of portfolios each Director oversees and the other directorships held by the Directors during the past five years, if applicable. There are no familial relationships among the officers and Directors. Except as otherwise noted, the address for all Directors and officers is 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654.

INDEPENDENT AND INTERESTED DIRECTORS

Name, Address, and Year of Birth	Position(s) Held with Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex(1) Overseen by Director	Other Directorships Held by Director during past Five Years
John K. Carter (1961)	Independent Director	Term: Class I Expires in 2021. Service: since 2020 (RFM); since 2019 (RMM); since 2018 (RMI); since 2016 (OPP); since 2015 (RSF).	Managing Partner, Law Office of John K. Carter, P.A. (a general practice and corporate law firm) (2015 to present); Managing Partner, Global Recruiters of St. Petersburg (a financial services consulting and recruiting firm) (2012 to present).	10	Carillon Mutual Funds (12 funds) (2016 to present); RiverNorth Funds (3 funds) (2013 to present); RiverNorth Opportunities Fund, Inc. (1 fund) (2013 to present); RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present).
J. Wayne Hutchens (1944)	Independent Director	Term: Class II Expires in 2022. Service: since 2020 (RFM); since 2019 (RMM); since 2018 (RMI); since 2019 (OPP); since 2019 (RSF).	Currently retired; Trustee of the Denver Museum of Nature and Science (2000 to present); Director of AMG National Trust Bank (June 2012 to present); Trustee of Children’s Hospital Colorado (May 2012 to present).	7	ALPS Series Trust (9 funds) (2012 to present); RiverNorth Opportunities Fund, Inc. (1 fund) (2013 to present); RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present).
John S. Oakes (1943)	Independent Director	Term: Class I Expires in 2021. Service: since 2020 (RFM); since 2019 (RMM); since 2018 (RMI); since 2016 (OPP); since 2015 (RSF).	Currently retired; Principal, Financial Search and Consulting (a recruiting and consulting firm) (2013 to 2017).	10	RiverNorth Funds (3 funds) (2010 to present); RiverNorth Opportunities Fund, Inc. (1 fund) (2013 to present); RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present).
David M. Swanson (1957)	Independent Director	Term: Class II Expires in 2022. Service: since 2020 (RFM); since 2019 (RMM); since 2018 (RMI); since 2019 (OPP); since 2018 (RSF).	Founder & Managing Partner, SwanDog Strategic Marketing (2006 to present).	10	RiverNorth Funds (3 funds) (2018 to present); RiverNorth Opportunities Fund, Inc. (2013 to present); Managed Portfolio Series (33 funds) (2011 to present); ALPS Variable Investment Trust (7 funds) (2006 to present); RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present).
Patrick W. Galley(2) (1975)	Interested Director, Chairman, and President	Term: Class III Expires in 2023. Service: since 2020 (RFM); since 2019 (RMM); since 2018 (RMI); since 2016 (OPP); since 2015 (RSF).	Chief Executive Officer, RiverNorth Capital Management, (since 2020); Chief Investment Officer, RiverNorth Capital Management, LLC (2004 to present).	10	RiverNorth Funds (3 funds) (2006 to present); RiverNorth Opportunities Fund, Inc. (1 fund) (2013 to present); RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present).
Jerry R. Raio(3) (1964)	Interested Director	Term: Class III Expires in 2023. Service: since 2020 (RFM); since 2019 (RMM); since 2018 (RMI); since 2018 (OPP); since 2018 (RSF).	President, Arbor Lane Advisors, Inc. (Since 2018); Board Member of each of FLX Distribution, (2020 to present); Qudos Technologies (2019 to present); and Quantify Crypto (2021 to present); Head of Capital Markets, ClickIPO (2018-2019); Managing Director, Head of Retail Origination, Wells Fargo Securities, LLC (2005 to 2018).	7	RiverNorth Opportunities Fund, Inc. (1 fund)(2019 to present); RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present).

(1)	The Fund Complex consists of the Funds, the RiverNorth Funds (3 Funds), the RiverNorth Opportunities Fund, Inc. and the RiverNorth Flexible Municipal Income Fund II, Inc. for all Directors, except for Mr. Raio and Mr. Hutchens. For Mr. Raio and Mr. Hutchens, the Fund Complex consists of the Funds, the RiverNorth Opportunities Fund, Inc. and the RiverNorth Flexible Municipal Income Fund II, Inc.
(2)	Mr. Galley is deemed an “interested person” of each Fund due to his position as Chief Executive Officer and Chief Investment Officer of RiverNorth Capital Management, LLC, the investment adviser to each Fund.
(3)	Mr. Raio is deemed an “interested person” of each Fund because of his current position as a director of FLX Distribution, which the Adviser is an investor in and Mr. Galley is a Director of; and because of his prior position as Managing Director – Head of Retail Origination at Wells Fargo, which had previously served as a broker and principal underwriter for certain funds advised by the Adviser.

Officers
Name, Address, and Year of Birth	Position Held with Funds	Term of Office and Length of Time Served(3)	Principal Occupation(s) During Past Five Years
Jonathan M. Mohrhardt (1974)	Chief Financial Officer, Treasurer	RFM: Indefinite/Has served since 2020. RMM: Indefinite/Has served since 2019. RMI: Indefinite/Has served since 2018. OPP: Indefinite/Has served since 2016. RSF: Indefinite/Has served since 2015.	President, RiverNorth Capital Management, LLC (since 2020); Chief Operating Officer, RiverNorth Capital Management, LLC (2011 to present).
Marcus L. Collins (1968)	Chief Compliance Officer and Secretary	RFM: Indefinite/Has served since 2020. RMM: Indefinite/Has served since 2019. RMI: Indefinite/Has served since 2018. OPP: Indefinite/Has served since 2016. RSF: Indefinite/Has served since 2015.	General Counsel, RiverNorth Capital Management, LLC (2012 to present), Chief Compliance Officer, RiverNorth Capital Management, LLC (2012 to present).

Board Leadership Structure.   The Board of Directors, which has overall responsibility for the oversight of each Fund’s investment programs and business affairs, believes that it has structured itself in a manner that allows it to effectively perform its oversight obligations. Mr. Patrick W. Galley, the Chairman of the Board (“Chairman”), is not an Independent Director.

The Board believes that the use of an interested director as Chairman is the appropriate leadership structure for each Fund given (i) Mr. Patrick Galley’s role in the day to day operations of the Adviser, (ii) the extent to which the work of the Board of Directors is conducted through the Audit Committee of the Board of Directors (the “Audit Committee”) and the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), each of whose meetings is chaired by an Independent Director, (iii) the frequency that Independent Directors meet with their independent legal counsel and auditors in the absence of members of the Board of Directors who are interested directors of each Fund and management, and (iv) the overall sophistication of the Independent Directors, both individually and collectively. The members of the Board of Directors also complete an annual self-assessment during which the directors review their overall structure and consider where and how their structure remains appropriate in light of each Fund’s current circumstances. The Chairman’s role is to preside at all meetings of the Board of Directors and in between meetings of the Board of Directors to generally act as the liaison between the Board of Directors and each Fund’s officers, attorneys and various other service providers, including but not limited to the Adviser and other such third parties servicing each Fund. The Board of Directors believes that having an interested person serve as Chairman of the Board of Directors enables Mr. Galley to more effectively carry out these liaison activities. The Board of Directors also believes that it benefits during its meetings from having a person intimately familiar with the operation of each Fund to set the agenda for meetings of the Board of Directors to ensure that important matters are brought to the attention of and considered by the Board of Directors.

Each Fund has two standing committees, each of which enhances the leadership structure of the Board of Directors: the Audit Committee and the Nominating and Corporate Governance Committee. The Audit Committee and Nominating and Corporate Governance Committee are each chaired by, and composed of, members who are Independent Directors.

For each Fund, the Audit Committee is comprised of Messrs. Carter, Oakes, Swanson and Hutchens, all of whom are “independent” as defined in the listing standard of the New York Stock Exchange. Mr. Hutchens is the Chair of the Audit Committee and has been determined to qualify as an “audit committee financial expert” as such term is defined in Form N-CSR. The role of the Audit Committee is to assist the Board of Directors in its oversight of (i) the quality and integrity of each Fund’s financial statements, reporting process and the independent registered public accounting firm (the “independent accountants”) and reviews thereof, (ii) each Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers, (iii) each Fund’s compliance with certain legal and regulatory requirements, and (iv) the independent accountants’ qualifications, independence and performance. The Audit Committee is also required to prepare an audit committee report pursuant to the rules of the Securities and Exchange Commission (“SEC”) for inclusion in each Fund’s annual proxy statement. The Audit Committee operates pursuant to the Audit Committee Charter that is reviewed and approved annually. As set forth in the Audit Committee Charter, management is responsible for maintaining appropriate systems for accounting and internal controls, and each Fund’s independent accountants are responsible for planning and carrying out proper audits and reviews. The independent accountants are ultimately accountable to the Board of Directors and to the Audit Committee, as representatives of the stockholders. The independent accountants for each Fund reports directly to the Audit Committee. For RSF, OPP, RMI, RMM and RFM, the Audit Committee met [three] times during the fiscal year ended June 30, 2021.

For each Fund, the Nominating and Corporate Governance Committee is comprised of Messrs. Carter, Hutchens, and Oakes. Mr. Carter is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors individuals believed to be qualified to become members of the Board of Directors in the event that a position is vacated or created. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors, the qualifications of the candidate and the interests of stockholders. Stockholders wishing to recommend candidates to the Nominating and Corporate Governance Committee should submit such recommendations to the Secretary of each Fund, who will forward the recommendations to the committee for consideration. The submission must include: (i) whether the shareholder proposing such nominee believes the proposed nominee is, or is not, an “interested person”, (ii) the name and address, as they appear on the Fund’s books, of the shareholder proposing such business or nomination, (iii) a representation that the shareholder is a holder of record of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination; (iv) whether the shareholder plans to deliver or solicit proxies from other stockholders; (v) the class and number of Shares of the capital stock of the Fund, which are beneficially owned by the shareholder and the proposed nominee to the Board; (vi) any material interest of the shareholder or nominee in such business; (vii) the extent to which such shareholder (including such shareholder’s principals) or the proposed nominee to the Board has entered into any hedging transaction or other arrangement with the effect or intent of mitigating or otherwise managing profit, loss or risk of changes in the value of the Shares or the daily quoted market price of the Fund held by such shareholder (including the shareholder’s principals) or the proposed nominee, including independently verifiable information in support of the foregoing; (viii) any substantial interest, direct or indirect, of such shareholder or the proposed nominee in the Fund other than interest arising from ownership of Common Shares; (ix) to the extent known by such shareholder, the name and address of any other shareholder supporting the proposed nominee; (x) the nominee holder for, and number of, Common Shares owned beneficially but not of record by such shareholder; (xi) the investment strategy or objective, if any, of such shareholder who is not an individual and a copy of the prospectus, offering memorandum, or similar document, if any; and (xii) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the 1934 Act. Each eligible shareholder or shareholder group may submit no more than one Independent Director nominee each calendar year. The Nominating and Corporate Governance Committee has not determined any minimum qualifications necessary to serve as a director of each Fund. The Nominating and Corporate Governance Committee operates pursuant to the Nominating and Corporate Governance Committee Charter that is reviewed and approved annually. For RSF, OPP, RMI, RMM and RFM, the Nominating and Governance Committee met [one] time during the fiscal year ended June 30, 2021.

During the fiscal year ended June 30, 2021, the Board of RSF, RMI, RMM and RFM met [four] times, while the Board of OPP met [six] times. Each Director then serving in such capacity attended at least 75% of the meetings of Directors and of any Committee of which he is a member.

The Funds do not require the Directors to attend annual meetings of stockholders.

Director Qualifications.

Interested Directors

Mr. Patrick Galley is the Chief Executive Officer and Chief Investment Officer for each Fund’s investment adviser. He is also the President and a portfolio manager of each Fund. His knowledge regarding the investment strategy of each Fund, more specifically the closed-end mutual fund industry, makes him uniquely qualified to serve as each Fund’s President.

Mr. Raio has many years of experience in the securities industry, including management roles in the banking and investment management industries. He has more than 15 years of experience in equity capital markets, having worked on the retail syndicate desks at both Citigroup and Morgan Stanley. Since 2018, he has served as President and CEO of Arbor Lane Advisors, Inc. He served as the Managing Director and Head of Retail Origination for Wells Fargo Securities, LLC from 2005 to 2018. Prior to working at Wells Fargo, he served as Director and Head of Closed-End Funds for Citigroup Asset Management. He also serves on the Board of each of FLX Distribution; Qudos Technologies; and Quantify Crypto. He was selected to serve as a Director of the Fund based on his business, financial services and investment management experience.

Independent Directors

Mr. John K. Carter possesses extensive mutual fund industry experience. Mr. Carter served as a Business Unit Head at Transamerica Asset Management, a subsidiary of Aegon, N.V. Mr. Carter oversaw the mutual fund servicing, operations and advisory services for Transamerica’s approximately 120 mutual funds. He also served as a compliance officer. Mr. Carter brings experience managing a large mutual fund complex, including experience overseeing multiple sub-advisers. Mr. Carter is currently an attorney in private practice and was previously an investment management attorney with experience as in-house counsel, serving with the SEC and in private practice with a large law firm. The Board feels Mr. Carter’s industry-specific experience, including as a chairman of another fund complex, as a compliance officer and as an experienced investment management attorney will be valuable to the Board, particularly when dealing with legally complex issues.

Mr. John S. Oakes has many years of experience in the securities industry. His background includes extensive management and leadership roles in both the brokerage and banking businesses. Additionally, he had served on the Board of Directors of another registered investment company, including serving as its Chairman. The Board feels Mr. Oakes’ industry and board experience adds an operational perspective to the Board and his experience in marketing can assist the Fund in its efforts to expand into different distribution channels.

Mr. Hutchens was President and CEO of the University of Colorado (CU) Foundation from April 2006 to December 2012 and Executive Director for the CU Real Estate Foundation from April 2009 to December 2012. Prior to these positions, Mr. Hutchens spent over 30 years in the banking industry, retiring as Chairman of Chase Bank Colorado. Mr. Hutchens is a graduate of the University of Colorado Boulder’s School of Business and has done graduate study at Syracuse University and the University of Colorado. He was selected to serve as a Director of the Fund based on his business and financial services experience.

Mr. Swanson founded SwanDog Marketing, a marketing consulting firm to asset managers, in 2006. He currently serves as SwanDog’s Managing Partner. He has over 30 years of senior management and marketing experience, with approximately 20 years in financial services. Before joining SwanDog, Mr. Swanson most recently served as Executive Vice President and Head of Distribution for Calamos Investments, an investment management firm. He previously held positions as Chief Operating Officer of Van Kampen Investments, President of CEO of Scudder, Stevens & Clark, Canada, Ltd. And Managing Director and Head of Global Investment Products at Morgan Stanley. Mr. Swanson holds a Master of Management from the Kellogg Graduate School of Management at Northwestern University and a Bachelors in Journalism from Southern Illinois University. He was selected to serve as a Director of the Fund based on his business, financial services and investment management experience.

Risk Oversight.   Each Fund is confronted with a multitude of risks, such as investment risk, counterparty risk, valuation risk, political risk, risk of operational failures, business continuity risk, regulatory risk, legal risk and other risks not listed here. The Board of Directors recognizes that not all risks that may affect each Fund can be known, eliminated or even mitigated. In addition, there are some risks that may not be cost effective or an efficient use of each Fund’s limited resources to moderate. As a result of these realities, the Board of Directors, through its oversight and leadership, has and will continue to deem it necessary for stockholders to bear certain and undeniable risks, such as investment risk, in order for each Fund to operate in accordance with each Fund’s applicable Prospectus, Statement of Additional Information (“SAI”) and other related documents.

However, the Board of Directors has adopted on each Fund’s behalf a vigorous risk program that mandates each Fund’s various service providers, including the Adviser and Sub-adviser, to adopt a variety of processes, procedures and controls to identify various risks, mitigate the likelihood of adverse events from occurring and/or attempt to limit the effects of such adverse events on each Fund. The Board of Directors fulfills its leadership role by receiving a variety of quarterly written reports prepared by each Fund’s Chief Compliance Officer (“CCO”) that (i) evaluate the operation, policies and procedures of each Fund’s service providers, (ii) make known any material changes to the policies and procedures adopted by each Fund or its service providers since the CCO’s last report, and (iii) disclose any material compliance matters that occurred since the date of the last CCO report. In addition, the Independent Directors meet quarterly in executive sessions without the presence of any interested directors, the Adviser or Sub-adviser, or any of their affiliates. This configuration permits the Independent Directors to effectively receive the information and have private discussions necessary to perform their risk oversight role, exercise independent judgment and allocate areas of responsibility between the full Board of Directors, its committees and certain officers of each Fund. Furthermore, the Independent Directors have engaged independent legal counsel and auditors to assist the Independent Directors in performing their oversight responsibilities. As discussed above and in consideration of other factors not referenced herein, the Board of Directors has determined its leadership role concerning risk management as one of oversight and not active management of each Fund’s day-to-day risk management operations.

Compensation.   The Funds pay no salaries or compensation to their officers or to any interested Director affiliated with the Adviser, and each Fund has no employees. In addition, with respect to RMM and RFM only, the Adviser (not the Fund) is responsible for paying the Director compensation out of its unified management fee. For their services, the Directors of each Fund who are not affiliated with the Adviser receive an annual retainer in the amount of $16,500, and an additional $1,500 for attending each quarterly meeting of the Board. In addition, the lead Independent Director receives $250 annually, the Chair of the Audit Committee receives $500 annually and the Chair of the Nominating and Corporate Governance Committee receives $250 annually. The Directors not affiliated with the Adviser are also reimbursed for all reasonable out-of-pocket expenses relating to attendance at meetings of the Board. The following tables show compensation with respect to the Funds and the Fund Complex for the fiscal year ended [June 30, 2021]. Patrick W. Galley is an interested person of the Funds and employed by the Adviser and does not receive any compensation from the Funds.

Name of Director	Aggregate Compensation from OPP	Aggregate Compensation from RSF	Aggregate Compensation from RMI	Aggregate Compensation from RMM(2)	Aggregate Compensation from RFM(2)	Aggregate Total Compensation from the Funds and Fund Complex(1)(3)
Independent Directors:
John K. Carter
John S. Oakes
J. Wayne Hutchens
David M. Swanson
Interested Directors:
Jerry R. Raio

(1)	For Messrs. Carter, Oakes, and Swanson, the Fund Complex consists of the Funds (5 funds), RiverNorth Opportunities Fund, Inc. (1 fund), RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) and the RiverNorth Funds (3 funds). For Mr. Raio and Mr. Hutchens, the Fund Complex consists of the Funds (5 funds), RiverNorth Opportunities Fund, Inc. (1 fund) and RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund). This information is as of June 30, 2021.
(2)	With respect to RMM and RFM, the Adviser, not the Fund, paid all compensation to the Directors described above out of its unified management fee.
(3)	The Adviser, not the Fund, paid all Director compensation out of its unified management fee related to RMM, RFM, and RiverNorth Flexible Municipal Income Fund II, funds within the Fund Complex described in footnote 1.

Director Ownership in the Funds

The following table shows the dollar range of equity securities beneficially owned by each Director in each Fund and Family of Investment Companies as of December 31, 2020.

Dollar Range of Beneficial Ownership
Name of Director	in OPP	in RSF	in RMI	in RMM	in RFM	Aggregate Dollar Range of Ownership in all Funds Overseen by Director in the Family of Investment Companies
Independent Directors:
John K. Carter	None	None	None	None	None	$50,001 - $100,000
John S. Oakes	$10,001 - $50,000	None	None	$10,001 - $50,000	$10,001 - $50,000	Over $100,000
J. Wayne Hutchens	None	None	None	$10,001 - $50,000	$10,001 - $50,000	Over $100,000
David M. Swanson	None	None	None	$10,001 - $50,000	$10,001 - $50,000	$10,001 - $50,000
Interested Directors:
Patrick W. Galley	Over $100,000	Over $100,000	Over $100,000	Over $100,000	Over $100,000	Over $100,000
Jerry R. Raio	None	None	$10,001 - $50,000	None	None	$10,001 - $50,000

As of June [30], 2021, the Independent Directors of each Fund and immediate family members do not own beneficially or of record any class of securities of the investment adviser or principal underwriter of each Fund or any person directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of each Fund.

Audit Committee Report

In performing its oversight function, during the 2021 fiscal year, the Audit Committee will review and discussed with management and the independent accountant (Cohen & Company, Ltd in the case of OPP, RMI, RMM and RFM, and KPMG LLP in the case of RSF) for each Fund, the audited financial statements of each respective Fund as of and for the fiscal period ended June 30, 2021, and will discuss the audit of such financial statements with each Fund’s independent accountants.

In addition, the Audit Committee will discuss with each Fund’s independent registered public accounting firm the accounting principles applied by each Fund and such other matters brought to the attention of the Audit Committee by the independent registered public accounting firm required by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee will also receive from each Fund’s independent registered public accounting firm the written disclosures and letters required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discuss the relationship between the independent registered public accounting firm and each Fund and the impact that any such relationships might have on the objectivity and independence of the independent registered public accounting firm.

As set forth above, and as more fully set forth in the Audit Committee Charter, the Audit Committee has significant duties and powers in its oversight role with respect to each Fund’s financial reporting procedures, internal control systems and the independent audit process.

The members of the Audit Committee are not, and do not represent themselves to be, professionally engaged in the practice of auditing or accounting and are not employed by each Fund for accounting, financial management or internal control purposes. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the respective Fund’s independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and/or financial reporting principles and policies, or internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide assurance that the audits of each Fund’s financial statements have been carried out in accordance with generally accepted accounting standards or that the financial statements are presented in accordance with generally accepted accounting principles.

The Audit Committee’s review and discussions of the audited financial statements of the Funds for the fiscal year ended June 30, 2021 with management and each Fund’s independent registered public accounting firm are set to occur prior to the issuance of each independent registered public accounting firm’s opinion on the financial statements and also at the Funds’ next scheduled Audit Committee meeting on August 10-11, 2021. At this meeting, the Audit Committee will be asked to ratify its recommendation to the Board with regards to the inclusion of the audited financial statements of the Funds for the fiscal year ended June 30, 2021 in the Annual Reports of the Funds. For the fiscal year ended June 30, 2021, the Audit Committee will discuss with Cohen and KPMG the matters required to be discussed by the applicable requirements of the PCAOB and will receive written affirmation of their independence pursuant to PCAOB Rule 3526.

Submitted by the Audit Committee of the Board of Directors

J. Wayne Hutchens

John K. Carter

John S. Oakes

David M. Swanson

Independent Registered Public Accounting Firms’ Fees

At the Funds’ next Audit Committee meeting on August 10-11, 2021, Cohen & Company, Ltd. will be approved to serve as the independent registered public accounting firm for OPP, RMI, RMM and RFM for its current fiscal year, and acted as the independent registered public accounting firm for each Fund during its most recently completed fiscal year. KPMG LLP will be approved to serve as the independent registered public accounting firm for RSF for its current fiscal year, and acted as the independent registered public accounting firm for such Fund during its most recently completed fiscal year. Each independent registered public accounting firm has advised the applicable Fund that, to the best of its knowledge and belief, its professionals did not have any direct or material indirect ownership interest in the independent registered public accounting firm inconsistent with independent professional standards pertaining to independent registered public accounting firms. It is not expected that representatives of each Fund’s independent registered public accounting firm will be present at the Annual Meeting; however, representatives of each Fund’s independent registered public accounting firm are expected to be available by telephone to answer any questions that may arise and will have the opportunity to make a statement if they desire to do so. In reliance on Rule 32a-4 under the 1940 Act, each Fund is not seeking stockholder ratification of the selection of their independent registered public accounting firm.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

The aggregate fees billed by the applicable independent registered public accounting firm for the following services during each of the last two fiscal years for each Fund are disclosed below:

	Audit Fees*(1)		Audit-Related Fees(2)		Tax Fees(3)		All Other Fees(4)
Fees Billed To	2021	2020	2021	2020	2021	2020	2021	2020
OPP	$[ ]	$27,500	$[ ]	$3,143	$[ ]	$5,000	$[ ]	$0
RSF	$[ ]	$150,000	$[ ]	$0	$[ ]	$8,300	$[ ]	$0
RMI	$[ ]	$25,000	$[ ]	$1,043	$[ ]	$6,000	$[ ]	$0
RMM	$[ ]	$22,000	$[ ]	$8,000	$[ ]	$6,000	$[ ]	$0
RFM	$[ ]	$22,000	$[ ]	$8,000	$[ ]	$6,000	$[ ]	$0

*	Information related to fees for the 2021 fiscal year includes amounts estimated to be billed for services rendered for the annual audit of the Fund's financial statements for the fiscal year ended June 30, 2021.

(1)	“Audit Fees” are fees for professional services for the audit of each Fund’s annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(2)	“Audit-Related Fees” are for assurance and related services that are reasonably related to the performance of the audit of each Fund’s financial statements and are not reported under “Audit Fees.” This includes assurance and diligence work related to offerings of preferred and common shares and reviews of semi-annual financial statements.
(3)	“Tax Fees” are for professional services for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” are for products and services other than those services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Pre-Approval

Each Fund’s Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided by the applicable independent registered public accounting firm. [There were no non-audit fees billed by Cohen & Company, Ltd. or KPMG LLP for services rendered to the Adviser or any entity controlling, controlled by or under common control with the Adviser that provided ongoing services to the Funds in 2021 or 2020.]

VOTING

For each Fund, the affirmative vote of a plurality of the votes cast at the Annual Meeting will be required to elect the specified nominees as Directors of that Fund provided a quorum is present. Abstentions and broker non-votes will have no effect on the approval of the proposal to elect Directors.

If the enclosed proxy card is properly executed and returned in time to be voted at each Fund’s Annual Meeting, each Fund’s Shares represented thereby will be voted in accordance with the instructions marked thereon or, if no instructions are marked thereon, will be voted in the discretion of the persons named on the proxy card. Accordingly, unless instructions to the contrary are marked thereon, a properly executed and returned proxy will be voted FOR the election of the nominees as Directors and, at the discretion of the named proxies, on any other matters that may properly come before each Fund’s Annual Meeting, as deemed appropriate. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Annual Meeting and voting his or her Shares in person, or by timely submitting a letter of revocation or a later-dated proxy to the applicable Fund at its address above. A list of stockholders entitled to notice of and to be present and to vote at the Annual Meeting will be available at the office of each Fund, for inspection by any stockholder during regular business hours prior to the Meeting. Stockholders will need to show valid identification and proof of Share ownership to be admitted to the Annual Meeting or to inspect the list of stockholders.

Under the organizational documents of each Fund, a quorum is constituted by the presence in person or by proxy of the holders of thirty-three and one-third percent (33 1/3%) of the voting power of each outstanding class of Shares entitled to vote on a matter. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes (i.e., Shares held by brokers or nominees that are present (in person or by proxy) as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), shall be counted. Any meeting of stockholders may be postponed prior to the meeting by making a public announcement, and notice of the date, time and place to which the meeting is postponed shall be provided to the stockholders entitled to vote at that meeting. The date to which the meeting is postponed may not be more than 120 days following the record date of such meeting. Any meeting of stockholders may, by action of the chairman of the meeting, be adjourned (sine die or from time to time) to a date not more than 120 days after the original record date to permit further solicitation of proxies without further notice with respect to one or more matters to be considered at such meeting to a designated time and place, if a quorum is not present with respect to such matter.

THE BOARD OF EACH FUND UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE FOR THE ELECTION OF EACH FUND’S NOMINEES.

PART 2

PROPOSAL 2 TO CONVERT THE FUND FROM A CLOSED-END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY.

_

Background of the Proposal

The RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (as used within this Part 2, the “Fund” or “OPP”) has operated as a closed-end management investment company (a “closed-end fund”) since it commenced operations and listed on the New York Stock Exchange (“NYSE”) in September 2016. The Fund allocates its managed assets (as defined in the Fund’s offering documents) among (i) a tactical closed-end fund income strategy, which seeks to generate returns through investments in closed-end funds, exchange-traded funds and business development companies that invest primarily in income-producing securities, and derive value from the discount and premium spreads associated with closed-end funds and (ii) an opportunistic income strategy, which seeks to generate attractive risk-adjusted returns through investments in fixed income instruments and other investments, including agency and non-agency residential mortgage-backed and other asset-backed securities, corporate bonds, municipal bonds, and real estate investment trusts.

The Fund’s Articles of Amendment and Restatement (the “Charter”) provide that, during the calendar year 2021, the Board of Directors of OPP (the “Board”) shall call a meeting of the stockholders for the purpose of voting to determine whether the Fund should amend the Charter to convert to an open-end investment company, even if the Board fails to recommend the proposal or declare the proposal advisable or recommends that the stockholders reject it. Consequently, in accordance with its Charter, stockholders of the Fund will have an opportunity to vote at the Annual Meeting, on the question of whether the Fund should be converted to an open-end fund and adopt an amendment and restatement of the Charter to effectuate that conversion.

FOR THE REASONS DISCUSSED BELOW, THE BOARD RECOMMENDS THAT stockholders VOTE AGAINST PROPOSAL 2

Board Considerations in Determining to Recommend Stockholders Vote Against the Open-End Proposal

The Board believes that the Fund has been successful in its current closed-end fund structure and that any benefits that stockholders might receive from changing the structure would be significantly outweighed by the negatives of operating as and converting to an open-end fund. At a meeting of the Board held on May 12, 2021, the Board considered, in consultation with the Adviser, the following factors, among others in recommending a vote against converting the Fund to an open-end fund:

Stockholders consciously chose a closed-end investment vehicle. The Board presumes that stockholders consciously chose to invest in the Fund from among a broad array of investment products available in the marketplace, including many open-end funds investing in similar asset classes, with an understanding of the potential advantages and disadvantages of the closed-end structure. Thus, in considering whether to recommend a fundamental change in the structure of the Fund and its investment characteristics, the Board has considered whether the closed-end structure of the Fund continues to offer the investment advantages contemplated when the Fund was originally offered to the marketplace. In light of the considerations that are detailed below, the Board believes that the Fund remains a highly viable investment vehicle and does not believe it is appropriate to disturb a fundamental investment choice made by stockholders.

Investment advantages associated with closed-end structure. The Board believes that the Fund’s closed-end status provides inherent investment advantages not available to open-end fund investors:

•	Lower transaction costs (relating to sales and redemptions). As a closed-end fund, the Fund has a stable pool of capital, and does not experience the cash flows associated with sales and redemptions of open-end fund shares. Such cash flows can create transaction costs that are borne by stockholders. These transaction costs include the costs associated with buying securities following stockholder subscriptions into the fund and the costs associated with selling securities to meet stockholder redemptions.

•	More assets at work; Fund can be more fully invested. Because the Fund’s shares are not redeemable like an open-end fund’s shares, the Fund is not required to hold cash and/or short-term, lower-yielding investments in anticipation of possible redemptions, and generally can be more fully invested in securities that the adviser and sub-adviser believe are appropriate for the Fund. In addition, because the Fund is not engaged in a continuous offering of shares like an open-end fund, it is not required to accept cash subscriptions that may require temporary investment in cash and/or short-term, lower-yielding investments, pending investment in securities that the adviser and sub-adviser believe are appropriate for the Fund.

•	Enhanced investment flexibility with respect to “illiquid” securities. Because they are required to maintain the ability to honor redemption requests, open-end funds are prohibited by the 1940 Act from investing more than 15% of their net assets in illiquid securities. Closed-end funds such as the Fund are not subject to this restriction, although generally the Fund has not utilized this flexibility to a significant extent. Illiquid securities may offer attractive investment returns to investors, such as closed-end funds, that are able to hold these securities long term.

•	Additional investment flexibility with respect to leverage. A key advantage of the closed-end fund structure is its ability to use leverage for the benefit of stockholders, in pursuing the Fund’s investment objective and in providing a monthly distribution to stockholders. The 1940 Act prohibits open-end funds from issuing “senior securities” representing indebtedness (i.e., bonds, debentures, notes and other securities), other than indebtedness to banks when there is an asset coverage of at least 300% for all borrowings. Closed-end funds, on the other hand, are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met. In addition, closed-end funds may issue preferred stock, subject to asset coverage of at least 200%; whereas, open-end funds generally may not issue preferred stock. The ability to issue senior securities provides a closed-end fund more flexibility than an open-end fund in “leveraging” their stockholders’ investments.

The Fund issued $60,000,000 in Series A Cumulative Preferred Stock in October 2020, with a par value of $0.0001 per share and a liquidation preference of $25.00 per share plus accrued and unpaid dividends (whether or not declared). The Fund’s Board believes that the limitations imposed on open-end funds with respect to senior securities and borrowings would impair the Fund’s operations, because, as an open-end fund, the Fund would have to redeem all of its Preferred Stock and may not be able to replace the leverage currently employed, or if it could, the rates and terms applicable to such leverage may be significantly worse than those currently available.

Moreover, the Fund would have to sell portfolio securities to raise the cash necessary to redeem the Preferred Stock at or prior to a conversion. Such sale could occur under unfavorable market conditions adversely affecting the net asset value per share of the Fund’s common shares. Moreover, if the Fund were to experience substantial redemptions of its shares of common shares following the conversion, it would likely be required to sell portfolio securities and incur increased transaction costs in order to raise cash to meet such redemptions.

Performance of the Fund. The following table summarizes the annualized total return of the Fund for the periods shown based on the net asset value (“NAV”) and the market price of its shares. The table also shows the performance of the Fund’s benchmark index. Of course, past performance is no guarantee of future returns.

Total Return (Annualized) for Periods Ended March 31, 2021

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.	1 year	3 years	Since Inception (9/27/16)
NAV	26.17%	4.64%	5.15%
Market Price	36.58%	7.77%	5.10%
The Barclays Capital U.S. Aggregate Bond Index (external benchmark)	0.71%	4.65%	2.80%

Successful Management of the Fund’s Market Price as Compared to NAV. Since closed-end funds are not required to redeem their common shares, investors in closed-end funds who wish to liquidate their investment must sell their shares in the secondary markets. To promote the availability of active secondary markets for stockholders who wish to sell their shares, the Fund has listed its common shares for trading on the NYSE. Prices in these secondary markets are influenced by several factors, including investment returns at NAV, fund distributions, changes in supply and demand for the fund’s shares, changing market conditions, and investor perceptions of the fund or its investment manager, and fluctuate over time. Closed-end fund shares generally trade at a discount to their NAV but at times may trade at a premium.

As indicated in the table below, while the Fund’s common shares have traded at a discount to their NAV over certain periods, the discount has fluctuated over time, and, recently, the shares have traded at a premium. As of the close of business on June 11, 2021, the Fund’s common shares were trading at a premium greater than 2% to its NAV. If the Fund remained at a premium, conversion to an open-end fund would cause stockholders immediate harm, as future redemptions would be required to be made at NAV and the Fund’s trading premium would be eliminated. The Fund cannot predict whether the common shares will trade in the future at a premium or discount to NAV in the future.

In order to show the range of discounts and premiums at which the Fund’s shares have historically traded, the table below presents both the widest and narrowest discount (or premium) to NAV at which the Fund’s shares closed on any trading day over the course of each of the five most recent calendar years. Thus, the “Highest Market Price” column presents the lowest discount or, if the Fund traded above NAV during the year, the highest premium achieved in a given year; conversely, the “Lowest Market Price” column presents the highest discount or, if the Fund only traded above NAV during the year, the lowest premium. In addition, the “Average Discount/Premium” column presents the average daily differential between market price and NAV over the course of the years presented in the table.

	Highest Market Price	Lowest Market Price	Average
Year	(vs. NAV)	(vs. NAV)	Discount/Premium*
2021**	2.87%	-6.56%	-1.80%
2020	-2.14%	-22.84%	-5.89%
2019	0.00%	-9.37%	-4.63%
2018	-4.47%	-13.74%	-7.38%
2017	-2.25%	-8.58%	-5.16%
2016	2.63%	-7.24%	-0.50%

*	The Average Discount/Premium for each calendar year represents the sum of all data points regarding daily discount/premium (determined on the basis of (market price - NAV)/NAV, with NAV and market price determined at the close of each business day) in a calendar year, divided by the number of business days in that calendar year.

**	Through June 11, 2021.

The Board has over the years approved a broad range of actions in an effort to reduce or eliminate trading discounts, including:

• A level distribution policy, under which the Fund intends to make regular and predictable distribution at NAV.

Potential disadvantages to open-ending. In their deliberations regarding this proposal, the Board also considered the potential disadvantages of converting the Fund to an open-end structure, including the following:

•	Negative Impact on Portfolio Management. Open-end funds may be subject to pressure to sell portfolio securities at disadvantageous times in order to satisfy redemption requests. In addition, the ability of open-end funds to invest 100% of the fund’s assets in portfolio securities may be limited because of the need to maintain cash reserves to provide for stockholder redemptions. The level of redemptions may be particularly high immediately following a conversion to open-end status and therefore, initially, the Fund may be forced to sell significant portfolio securities to satisfy redemption requests. Additionally, while the ability of open-end funds to sell shares at any time (resulting from their being priced at NAV per share) may produce certain efficiencies, large net purchases could occur around market highs and net redemptions around market lows, which may be inopportune times to invest or liquidate portfolio positions, respectively. In a falling market situation, for example, redemptions generally increase and liquidations in an open-end fund’s portfolio must increase to meet those redemptions. In the event cash reserves, temporary investments and borrowings are exhausted, the result may be that more securities in the fund’s portfolio will be sold, leaving the fund with less-liquid securities in its portfolio which are not as well-suited to meeting future redemptions. Currently, as a closed-end fund, the Fund is not required to liquidate portfolio holdings at inopportune times to meet redemption requests, and its portfolio can be managed with a greater emphasis on long-term considerations.

The negative effects that the inability to manage the timing of stockholder investments and redemptions would likely be magnified for the Fund. One of the Fund’s strategies that it allocates to seeks to derive value from the discount and premium spreads associated with closed-end fund investments. The Adviser’s research reveals that historically, closed-end fund discounts often are greater during market downturns and narrow in strong markets. Thus, in a market downturn that sees closed-end discounts widen, an open-end fund may be required to sell investments at a loss to meet increases in redemption requests, while a similar closed-end fund would be able to take advantage of investment opportunities given its stable base of assets.

•	Mandatory Redemption of the Fund’s Series A Cumulative Preferred Stock – As discussed above, the Fund issued $60,000,000 in Series A Cumulative Preferred Stock in October 2020, with a par value of $0.0001 per share and a liquidation preference of $25.00 per share plus accrued and unpaid dividends (whether or not declared). As an open-end fund, the Fund would have to redeem all of its preferred stock and may not be able to replace the leverage currently employed or if it could, the rates and terms applicable to such leverage may be significantly worse than those currently available. Moreover, the Fund would have to sell portfolio securities to raise the cash necessary to redeem the preferred stock at or prior to a conversion, potentially in an unfavorable market which could harm the NAV of the Fund’s common shares.

•	Effect of Redemptions. Closed-end funds have typically experienced net redemptions immediately after conversion to open-end status and a significant decline in assets in the first year following conversion. Consequently, the Board believes that any such substantial redemptions could significantly offset the benefit that stockholders would receive from redeeming their shares at NAV. In order to meet the high redemptions that might be anticipated immediately following a conversion, the Fund could be required to sell significant amounts of portfolio securities within a relatively short period of time, leading to an adverse impact on the market price of the Fund’s portfolio securities and a corresponding decrease to the Fund’s NAV. Further, the Board and the Adviser expect the negative market impact to be greater to the extent that the Fund must sell significant amounts of these holdings to meet redemptions.

•	Increased Expenses. Substantial redemptions could also result in an increase in the Fund’s operating expenses, and therefore the Fund’s expense ratio. In particular, a reduction in size of the Fund would result in the fixed expenses of the Fund being spread over a smaller asset base, thereby increasing the per-share effect of those expenses. Significant redemptions could also increase the Fund’s portfolio turnover rate above its normal levels, thereby increasing Fund expenses. If the Fund decreased in size, the expense ratio may increase because certain expenses may remain the same or increase. For example, certain expenses, such as accounting and transfer agency expenses, are generally higher for an open-end fund than for a closed-end fund. While the Board considered that it was possible that the newly open-end fund could experience an increase in assets over time, since open-end funds may continuously offer new shares to the public, the Fund had shown the ability to raise assets at opportune times through offerings and any asset growth prospects for such a new open-end fund were highly speculative.

•	Potential Distribution and Shareholder Service Costs. If the Fund converts to open-end status, it will need to have an effective distribution system to help mitigate the erosion of its asset base through redemptions. The distribution and marketing of open-end funds involve additional costs. These costs may be paid either by new investors (in the case of a front-end sales charge) or by current stockholders (in the case of a plan of distribution adopted under Rule 12b-1 under the 1940 Act (a “12b-1 Plan”). If the Proposal is approved by stockholders, the Adviser may propose that the Board approve the implementation of a 12b-1 Plan providing for distribution-related payments by the Fund at varying annual rates (to the extent the Fund’s common shares are divided into multiple classes following conversion to an open-end fund).

If the Fund converts to open-end status, the Adviser may also propose that the Board approve a shareholder services plan (“Shareholder Services Plan”), pursuant to which the Fund would pay a fee at varying annual rates (to the extent the Fund’s Common Shares are divided into multiple classes following conversion to an open-end fund) to help compensate financial institutions for providing customer service and account maintenance. Such services are intended to compensate financial intermediaries for services provided to stockholders, and generally help open-end funds to retain assets.

•	Reinvestment of Dividends and Distributions. Like the plans of many other closed-end funds, the Fund’s Dividend Reinvestment Plan (the “Plan”) permits stockholders to reinvest their dividends and distributions on a different basis than would be the case if the Fund converted to an open-end investment company. For example, if the Fund is trading at a discount, the Plan permits a reinvesting stockholder to benefit by purchasing additional shares at that market discount and this buying activity may tend to lessen any discount. The positive result of reinvesting at a price below NAV per share can be significant, particularly given the compounding effect over time. Conversely, when the Fund is at a premium, stockholders are able to reinvest at NAV, providing them with an immediately gain of the difference between NAV and the higher market price.

Providing differing methods of reinvestment of distributions are an advantage that is not offered by open-end investment companies, which reinvest dividends or distributions at NAV per share. Consequently, participants in the Plan would lose the compounding benefit of reinvesting their distributions at a price below NAV per share when Fund shares are trading at a discount or, when the Fund is at a premium, at a price below the then market price per share. In either situation, stockholders lose the opportunity to realize the possible gains from such transaction.

•	Significant Conversion Costs. The process of converting the Fund to an open-end fund would involve additional printing, securities registration, legal, other professional costs and other expenses of establishing a new structure. These costs, many of which would be non-recurring, include costs associated with the preparation of an open-end fund registration statement and prospectus as required by federal securities laws and the payment of fees in connection with notice filings under state securities laws.

•	De-listing from NYSE. The Fund’s shares are currently listed on the NYSE. A listing on a U.S. stock exchange, and in particular the NYSE, may be beneficial, especially in terms of attracting non-U.S. investors. Due to their redemption features, open-end funds are not traded on exchanges. Conversion to an open-end fund would require immediate de-listing of the Fund from the NYSE, and thus any advantage related to being listed on the NYSE would be lost. In addition, because of its NYSE listing, the Fund is currently exempt from state securities regulation. Upon de-listing, the Fund would be required to make state notice filings and pay state fees.

Potential advantages to open-ending. In their deliberations regarding this proposal, the Board also considered the potential advantages of converting the Fund to an open-end structure, including the following:

•	Redeemability of Shares. Stockholders of an open-end fund have the right to redeem their shares at any time (except in certain circumstances as authorized by the 1940 Act) at the NAV per share of such shares (less any applicable redemption or contingent deferred sales charges). The ability to obtain NAV per share for their shares could constitute a potential immediate benefit to stockholders of the Fund, but only to the extent that shares are trading at a discount to NAV. As noted above, however, the Fund has recently traded at a premium to its NAV. Further, the Board and the Adviser believe that the effect of portfolio selling to meet significant post-conversion redemptions of both the Fund’s common and preferred shares on the Fund’s NAV may significantly outweigh any potential benefit.

In addition, while stockholders in a closed-end fund generally pay a brokerage commission when they buy or sell the closed-end fund shares on a stock exchange, stockholders in open-end funds may or may not incur a brokerage commission when they purchase or redeem their shares (depending on the broker used and the open-end fund invested in), although redemption fees and/or contingent deferred sales charges may apply.

•	Shareholder Services. Open-end funds typically provide more services to stockholders than closed-end funds. One service that is frequently offered by open-end funds is an exchange privilege which enables stockholders to transfer their investment from one fund into another fund which is part of a family of open-end funds, at little or no cost to stockholders. This permits the exchange of shares at relative NAV per share when the holder’s investment objectives change. Other services that could be offered include use of the Fund by retirement plans and permitting purchases and sales of shares in convenient amounts. There are, of course, additional costs for these services, some of which may be borne by the Fund, which must be weighed against the anticipated benefit of the particular service. There can be no assurance that any such services would be made available to Fund stockholders if Proposal 2 were approved.

•	Modest Cost Savings Related to the Elimination of Required Annual Stockholder Meetings. As a closed-end fund listed on the NYSE, the Fund is subject to NYSE rules requiring annual meetings of stockholders. Unlike the Fund, open-end funds are not required to hold annual stockholder meetings, except in special circumstances where shareholder approval is required under the 1940 Act. This would result in modest cost savings to the Fund; however, the Board believes such savings would not outweigh the benefits that annual meetings provide, allowing stockholders to have their voice heard on important Fund matters.

After considering the above, the Board believes that the continued operation of the Fund as a closed-end fund is in the best long-term interests of its stockholders, and unanimously recommends a vote “AGAINST” the conversion of the Fund to open-end status.

Additional Information

Voting Requirement for Approving the Conversion

Approval of the conversion of the Fund to open-end status and of the related amendments to the Fund’s Charter requires the “yes” vote of a majority of the Fund’s outstanding shares. Abstentions and broker non-votes have the effect of votes against Proposal 2.

If approved, the conversion would become effective following compliance with all necessary regulatory requirements under federal and state law. The Fund would seek to complete this process within 12 months of such approval. Until the conversion, the Fund’s shares would continue to be listed and traded on the NYSE. In the event that stockholders do not approve the conversion of the Fund to open-end status, the Fund would continue to operate as a closed-end fund and have no further obligation under the Charter, to submit to stockholders a proposal to convert the Fund to an open-end fund.

For the reasons set forth above, the board of directors unanimously recommends that you vote AGainst THE PROPOSAL TO CONVERT OPP FROM A CLOSED-END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY.

PART 3

INFORMATION ABOUT OWNERSHIP OF SHARES OF THE FUNDS

Outstanding Shares

On the Record Date, each Fund had the following number of Common Shares and Preferred Shares outstanding:

Fund	Common Shares Outstanding	Preferred Shares Outstanding
OPP	[ ]	[ ]
RSF	[ ]	[ ]
RMI	[ ]	N/A
RMM	[ ]	N/A
RFM	[ ]	N/A

[To the knowledge of each Board, as of the Record Date, no single stockholder or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) beneficially owned more than 5% of any class of each Fund’s outstanding Shares, except as described in the following table. A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a Fund or acknowledges the existence of control. A party that controls a Fund may be able to significantly affect the outcome of any item presented to stockholders for approval. Information as to beneficial ownership of Shares, including percentage of outstanding Shares of a class beneficially owned, is based on securities position listing reports as of the Record Date and reports filed with the SEC by stockholders. Each Fund does not have any knowledge of the identity of the ultimate beneficiaries of the Shares listed below.]

Name And Address Of Beneficial Owner	Shares Of A Class Beneficially Owned	% Outstanding Shares Of A Class Beneficially Owned	Type of Ownership
OPP
[ ]	[ ]	[ ]	[ ]*
RSF
[ ]	[ ]	[ ]	[ ]*
RMM
[ ]	[ ]	[ ]	[ ]*
RMI
[ ]	[ ]	[ ]	[ ]*
RFM
[ ]	[ ]	[ ]	[ ]*

*	Information regarding this beneficial owner is derived from the most recent Schedule 13G filings made such owner as of the Record Date.

PART 4

OTHER INFORMATION ON THE FUNDS, VOTING, AND THE MEETING

Who is Eligible To Vote

Stockholders of record at the close of business on June [30], 2021 of each Fund are able to vote on Proposal 1. For RSF and OPP only, Class I Director, John K. Carter, is to be elected by record holders of both common shares and preferred shares, voting together as a single class. However, Class I Director, John S. Oakes, is to be elected by holders of RSF’s and OPP’s preferred shares only.

Common and preferred stockholders of OPP of record on June [30], 2021 of the Fund are able to vote on Proposal 2.

Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to the stockholder’s instructions. If you sign a proxy, but do not fill in a vote, your shares will be voted to approve the proposal. If any other business comes before the Meeting, your shares will be voted at the discretion of the persons named as proxies.

Organization and Operation of the Funds

Each Fund is a diversified, closed-end management investment company registered under the 1940 Act. Each Fund’s principal office is located at 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654, and its telephone number is (312) 832-1440.

OPP was organized as a Maryland corporation on June 22, 2016. Common Shares of OPP are listed on the NYSE under the symbol “OPP.” The Preferred Shares of OPP are listed on the NYSE under the ticker symbol “OPPPA.”

RSF was organized as a Maryland corporation on June 9, 2015. Common Shares of RSF are listed on the NYSE under the ticker symbol “RSF.” The Preferred Shares of RSF are listed on the NYSE under the ticker symbol “RMPL.”

RMI was organized as a Maryland corporation on July 16, 2018 and commenced operations on October 25, 2018. Common Shares of RMI are listed on the NYSE under the ticker symbol “RMI.”

RMM was organized as a Maryland corporation on March 18, 2019 and commenced operations on July 25, 2019. Common Shares of RMM are listed on the NYSE under the ticker symbol “RMM.”

RFM was organized as a Maryland corporation on October 1, 2019 and commenced operations on March 26, 2020. Common Shares of RFM are listed on the NYSE under the ticker symbol “RFM.”

Stockholder Proposals

Pursuant to each Fund’s By-Laws and in the event that the date of the Annual Meeting is advanced or delayed by more than 30 days from the preceding year’s meeting, a stockholder is required to give to each Fund notice of, and specified information with respect to, any proposals that such stockholder intends to present at the 2022 annual meeting no earlier than [ ], 2022 or approximately 150 days prior to the date of such annual meeting, and no later than [ ], 2022, or 120 days prior to the date of such annual meeting, as originally convened, or the tenth day following [the day on which public announcement of such meeting is first made]. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the 1934 Act, each Fund may solicit proxies in connection with the 2022 annual meeting which confers discretionary authority to vote on any stockholder proposals of which the Secretary of the Fund does not receive notice in accordance with the aforementioned date.

Timely submission of a proposal does not mean that such proposal will be included in a proxy statement.

Section 30(h) and Section 16(a) Beneficial Ownership Reporting Compliance

Section 30(h) of the 1940 Act and Section 16(a) of the 1934 Act require each Fund’s officers and Directors, the Adviser and any sub-adviser, certain persons affiliated with the Adviser and any sub-adviser, and persons who beneficially own more than 10% of a registered class of each Fund’s equity securities to file forms reporting their affiliation with that Fund and reports of ownership and changes of ownership with the SEC and NYSE, as applicable. These persons and entities are required to furnish the applicable Fund with copies of all Section 16(a) forms they file. Based solely upon a review of copies of such forms received by each Fund and certain written representations, each Fund believes that during its last fiscal year, all such filing requirements applicable to its officers and Directors, the Adviser and any sub-adviser, and affiliated persons of the Adviser and any sub-adviser were met, [except ]. [To the knowledge of each Fund, no stockholder of a Fund has filed under Section 16(a) as an owner of more than 10% of a registered class of a Fund’s equity securities.]

Method of Solicitation and Expenses

In addition to the solicitation of proxies by mail, for each Fund, officers of such Funds and officers and regular employees of each Fund’s transfer agent, and affiliates of such transfer agent, the Adviser (or, for OPP, RMI, RMM and RFM, the Fund’s respective sub-adviser), as well as other representatives of each Fund may also solicit proxies by telephone, Internet or in person. The expenses incurred in connection with preparing the Joint Proxy Statement and its enclosures will be paid by each Fund.

Stockholder Communications

Stockholders may mail written communications to each Fund’s Board, to committees of the Board or to specified individual Directors in care of the Secretary at 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654. All stockholder communications received by the Secretary will be forwarded promptly to the Board, the relevant Board’s committee or the specified individual Directors, as applicable, except that the Secretary may, in good faith, determine that a stockholder communication should not be so forwarded if it does not reasonably relate to each Fund or its operations, management, activities, policies, service providers, Board, officers, stockholders or other matters relating to an investment in each Fund or is purely ministerial in nature.

Appraisal Rights

No stockholders will be entitled under Maryland Law or any successor statute to demand payment for, or an appraisal of, their shares unless the Board of Directors, upon the affirmative vote of a majority of the entire Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, or any proportion of the shares thereof, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Other Matters to Come Before the Meeting

No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment or postponement of the Meeting, the persons named on the enclosed proxy card will vote thereon according to their best judgment in the interests of the respective Fund.

Delivery of Certain Documents

Annual reports will be sent to stockholders of record of each Fund following each Fund’s fiscal year end. Each Fund will furnish, without charge, a copy of its annual report and/or semi-annual report as available upon request. Such written or oral requests should be directed to the Funds at 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654, or by calling toll-free at (844) 569-4750.

Please note that only one annual or semi-annual report or proxy statement (as applicable) may be delivered to two or more stockholders of a Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual or semi-annual report or proxy statement (as applicable), or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, stockholders should contact the applicable Fund at the address and phone number set forth above. Pursuant to a request, a separate copy will be delivered promptly.

Other Service Providers

RiverNorth Capital Management, LLC, 444 W Lake Street, Suite 1700, Chicago, Illinois 60606, serves as each Fund’s investment adviser. DoubleLine Capital LP, 333 South Grand Avenue, 18th Floor, Los Angeles, California 90071, serves as the investment sub-adviser to OPP. MacKay Shields LLC, 1345 Avenue of the Americas, 43rd Floor, New York, New York 10105, serves as the investment sub-adviser to RMI, RMM and RFM.

ALPS Fund Services, Inc. serves as each Fund’s administrator. DST Systems, Inc., 333 W. 11th Street, Kansas City, Missouri 64105, serves as transfer, dividend paying and stockholder servicing agent for the Funds.

Fiscal Year

Each Fund’s fiscal year ends on June 30.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY ANY OF THE FOLLOWING METHODS:

(1)	DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE;

(2)	VISIT THE WEBSITE LISTED ON YOUR PROXY CARD; OR

(3)	CALL THE NUMBER LISTED ON YOUR PROXY CARD.

IF VOTING BY PAPER, IT IS IMPORTANT THAT THE PROXY BE RETURNED PROMPTLY. YOU MAY ALSO VOTE BY ATTENDING THE MEETING TELEPHONICALLY.

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